AMENDMENT NO. 1 TO COUNTER PRESS ACQUISITION CORPORATION

PROMISSORY NOTE

This Amendment No. 1 to the Promissory Note (this "Amendment"), dated as of December 17, 2021, by and between Counter Press Acquisition Corporation, a Cayman Islands exempted company, (the "Maker") and Counter Press Sponsor LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (the "Payee", and together with the Maker, the "Parties", and each, a "Party").

WHEREAS, the Parties have entered into a Promissory Note in the Principal Amount of $150,000 (the "Note");

WHEREAS, the Parties hereto desire to amend the definition of "Maturity Date" in the first sentence of Section 1 of the Note, on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 13 of the Note, the Amendment contemplated by the Parties must be contained in a written agreement and approved by the Maker and the Payee.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Note.

2.	Amendment to Note: The first sentence of Section 1 of the Note shall be deleted and replaced in its entirety with the following:

"The entire unpaid principal balance of Note shall be payable on the earlier of: (i) February 28, 2021, or (ii) the date on which Maker consummates an initial public offering of its securities (such earlier date, the "Maturity Date")."

3.	Date of Effectiveness; Limited Effect: This Amendment will become effective on the date first written above. Except as expressly provided in this Amendment, all of the terms and provisions of the Note are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Note or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the date hereof, each reference in the Note to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import will mean and be a reference to the Note as amended by this Amendment.

4.	Miscellaneous.

a.	This Amendment is governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State.

b.	This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

IN WITNESS WHEREOF, the undersigned has executed this Amendment on the date first written above.

Counter Press Acquisition Corp.

By:
Name: Michael Kalt
Title: Chief Executive Officer

Acknowledged and agreed as of the date first above written.

Counter Press Sponsor LLC

By:
Name:
Title: